Exhibit 2.18

Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 12/06/2018 10:36 AM
Original ID: 2018-000798572
Amendment ID: 2018-002415368

Profit Corporation
Articles of Amendment

1. Corporation name:

DNA Dynamics, Inc.

2. Article number(s) Article 10 is amended as follows:

Aggregate number of shares or other ownership units which it has the authority to issue.
(Itemized by class, par value of shares, shares without par value and series, if any, within a class)

Common - Six Billion (6,000,000,000), $0.0001 per share;
Preferred Stock - Twelve Million (12,000,000), $0.0001 per share;

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 12/01/2018
(Date – mm/dd/yyyy)

Received
NOV 30 2018
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature] **Date:** 11/28/18
(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Carl Grant
Contact Person: Carl Grant, CEO

Title: CEO
Daytime Phone Number:

Email: carl.grant@dnadynamicsinc.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- [x] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] Please submit one **originally signed** document.
- [x] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [ ] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

RECEIPT

Secretary of State
2020 Carey Avenue
Cheyenne, WY 82002-0020

DNA DYNAMICS, INC.
2885 SANFORD AVE SW
GRANDVILLE, MI 49418

RECEIPT INFORMATION

Receipt #: **001533894**
Receipt Date: **12/06/2018**
Processed By: **Jordyn Gray**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Common Amendment - Profit Corporation - Domestic	2018-002415368	1	$50.00	$50.00
	TOTAL CHARGES PAID			**$50.00**

Description of Payment	Reference	Amount
Payment-Check / Money Order	17-858616884	$50.00
	TOTAL PAYMENT	**$50.00**

In Reference To:
DNA Dynamics, Inc. (2018-000798572); Amendment ID: 2018-002415368

PAD or Billing Questions?
(307) 777-5343
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